UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Year-End Compensatory Awards to Executive Officers

On February 20, 2007, the Compensation Committee (the “Committee”) of United Therapeutics Corporation (the “Company”) approved 2006 year-end compensatory cash bonus and stock option awards for the second half of 2006 to the Company’s employees, including the following executive officers of the Company:

Dr. Martine Rothblatt, the Company’s Chairman and Chief Executive Officer, was awarded $150,000 as a year-end cash bonus to be paid on March 15, 2007.  Dr. Rothblatt is entitled to receive stock options at the end of each calendar year in accordance with a formula set forth in her employment agreement, as amended, based on the average closing bid price of the Company’s stock for the month of December.  No such stock options were awarded to Dr. Rothblatt for year-end 2006.  Dr. Rothblatt previously was awarded a mid-year 2006 cash bonus of $150,000.  Dr. Rothblatt’s aggregate 2006 cash bonus award was $300,000.  Dr. Rothblatt’s maximum annual cash bonus opportunity for 2006 was $500,000.

Dr. Roger Jeffs, the Company’s President and Chief Operating Officer, was awarded (i) $105,000 as a year-end cash bonus to be paid on March 15, 2007, (ii) $15,000, representing an amount that was inadvertently not paid to him in connection with his mid-year 2006 cash bonus, to be paid to him on February 28, 2007, and (iii) options to purchase 52,500 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the closing price of the Company’s common stock on March 15, 2007 as reported on the NASDAQ Global Select Market (“NASDAQ”), valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date so long as he remains employed by the Company.  Dr. Jeffs previously was awarded $90,000 as a mid-year 2006 cash bonus and received a mid-year 2006 grant of options to purchase 87,500 shares of the Company’s common stock.  Dr. Jeff’s aggregate bonus award for 2006 was $210,000 in cash and 140,000 options.  Dr. Jeffs’ maximum annual bonus opportunity for 2006 was $350,000 and 175,000 options.

Mr. Paul Mahon, the Company’s Executive Vice President, Strategic Planning, General Counsel and Secretary, was awarded (i) $60,000 as a year-end cash bonus to be paid on March 15, 2007, and (ii) options to purchase 37,500 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the closing price of the Company’s common stock on March 15, 2007 as reported on NASDAQ, valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date so long as he remains employed by the Company.  Mr. Mahon previously was awarded $60,000 as a mid-year 2006 cash bonus and received a mid-year 2006 grant of options to purchase 62,500 shares of the Company’s common stock.  Mr. Mahon’s aggregate bonus award for 2006 was $120,000 in cash and 100,000 options.  Mr. Mahon’s maximum annual bonus opportunity for 2006 was $200,000 and 125,000 options.

Mr. John Ferrari, the Company’s Chief Financial Officer and Treasurer, was awarded (i) $25,200 as a year-end cash bonus to be paid on March 15, 2007, and (ii) options to purchase 9,000 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the closing price of the Company’s common stock on March 15, 2007 as reported on NASDAQ, valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date so long as he remains employed by the Company.  Mr. Ferrari previously was awarded $22,573 as a mid-year 2006 cash bonus and received a mid-year 2006 grant of options to purchase 18,313 shares of the Company’s common stock.  Mr. Ferrari’s aggregate bonus award for 2006 was $47,773 in cash and 27,313 options.  Mr. Ferrari’s maximum annual bonus opportunity for 2006 was $77,977 and 42,318 options.  As previously reported, Mr. Ferrari also received 15,000 options on August 10, 2006 in connection with the execution of his employment agreement on August 2, 2006.

The foregoing year-end cash bonus awards were approved based on the cash bonus target criteria applicable for the second half of 2006, which previously were disclosed in the Company’s proxy statement in connection with its 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2006, as updated by the Company’s Current Report on Form 8-K filed on December 29, 2006.  These criteria are summarized as follows:

Milestone	Percentage of target award

Milestone 1 — Operating cash flow (OCF) per share growth in the top quintile of the Company’s peer group, as measured by a 40% growth in OCF/share for the same quarter in sequential years and 10% growth in OCF/share for sequential quarters.

Up to 25%
Milestone 2 — Ethical conduct.	Up to 15%
Milestone 3 — Communication of United Therapeutics’ clinical and scientific information and market share.	Up to 20%
Milestone 4 — Product inventory and development.	Up to 20%
Milestone 5 — Clinical trials.	Up to 20%

Partial credit for cash bonus awards may be earned under each milestone depending on several factors.

The foregoing stock option awards were approved by the Committee on a discretionary basis.

The mid-year 2006 cash and stock option bonus awards for the first half of 2006 were reported in the Company’s Current Report on Form 8-K filed on August 4, 2006.

2007 Executive Officer Salaries and Bonus Opportunities

On February 20, 2007, the Committee also approved new salaries and bonus opportunities for the executive officers of the Company:

Dr. Martine Rothblatt’s base salary is increased from $725,000 to $755,000 effective April 1, 2007.  In addition, Dr. Rothblatt will be entitled to an annual cash bonus opportunity of up to $600,000.  As discussed above, Dr. Rothblatt is only entitled to receive stock options at the end of each calendar year in accordance with the formula provided in her employment agreement, as amended, based on the average closing bid price of the Company’s stock for the month of December.

Dr. Roger Jeffs’ base salary is increased from $650,000 to $675,000 effective April 1, 2007.  In addition, Dr. Jeffs will be entitled to receive an annual bonus opportunity for 2007 of up to $420,000 and up to 175,000 options.

Mr. Paul Mahon’s base salary is increased from $560,000 to $585,000 effective April 1, 2007.  In addition, Mr. Mahon will be entitled to receive an annual bonus opportunity for 2007 of up to $250,000 and up to 125,000 options.

Mr. John Ferrari’s base salary is increased from $240,000 to $320,000 effective April 1, 2007.  In addition, Mr. Ferrari will be entitled to receive an annual bonus opportunity for 2007 of up to $140,000 and up to 75,000 options.

The foregoing 2007 cash bonus opportunities will be assessed pursuant to the criteria set forth above and paid twice yearly, with the assessment for the first half of 2007 to be paid on September 15, 2007, and with the assessment for the second half of 2007 to be paid on March 15, 2008.

The foregoing 2007 stock option bonus opportunities for Dr. Jeffs and Messrs. Mahon and Ferrari will be assessed and granted twice yearly, with the assessment for the first half of 2007 to be granted on September 15, 2007 (having an exercise price of the closing price of the Company’s common stock on Friday, September 14, 2007), and with the assessment for the second half of 2007 to be granted on March 15, 2008 (having an exercise price of the closing price of the Company’s common stock on Friday, March 14, 2008).   As discussed above, Dr. Rothblatt is only entitled under the terms of her employment agreement to receive a year-end grant of stock options for 2007 to be based on the average closing bid price of the Company’s stock for the month of December.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: February 23, 2007	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel